Exhibit 99.2

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in millions, except share data)

	March 31, 2016	December 31, 2015
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,278	$5
Accounts receivable, less allowance for doubtful accounts of $17 and $21, respectively	253	279
Prepaid expenses and other current assets	81	61
Total current assets	1,612	345

RESTRICTED CASH AND CASH EQUIVALENTS	22,313	22,264

INVESTMENT IN CABLE PROPERTIES:
Property, plant and equipment, net of accumulated depreciation of $6,928 and $6,518, respectively	8,294	8,345
Franchises	6,006	6,006
Customer relationships, net	800	856
Goodwill	1,168	1,168
Total investment in cable properties, net	16,268	16,375

OTHER NONCURRENT ASSETS	331	332

Total assets	$40,524	$39,316

LIABILITIES AND SHAREHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$1,925	$1,972
Total current liabilities	1,925	1,972

LONG-TERM DEBT	37,124	35,723
DEFERRED INCOME TAXES	1,618	1,590
OTHER LONG-TERM LIABILITIES	76	77

SHAREHOLDERS’ DEFICIT:
Class A common stock; $.001 par value; 900 million shares authorized; 112,581,405 and 112,438,828 shares issued, respectively	—	—
Class B common stock; $.001 par value; 25 million shares authorized; no shares issued and outstanding	—	—
Preferred stock; $.001 par value; 250 million shares authorized; no shares issued and outstanding	—	—
Additional paid-in capital	2,057	2,028
Accumulated deficit	(2,249)	(2,061)
Treasury stock at cost; 113,309 and no shares, respectively	(16)	—
Accumulated other comprehensive loss	(11)	(13)
Total shareholders’ deficit	(219)	(46)

Total liabilities and shareholders’ deficit	$40,524	$39,316

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
  CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in millions, except per share and share data)

Unaudited

	Three Months Ended March 31,
	2016	2015

REVENUES	$2,530	$2,362

COSTS AND EXPENSES:
Operating costs and expenses (exclusive of items shown separately below)	1,671	1,581
Depreciation and amortization	539	514
Other operating expenses, net	18	18

	2,228	2,113

Income from operations	302	249

OTHER EXPENSES:
Interest expense, net	(454)	(289)
Loss on derivative instruments, net	(5)	(6)
Other expense, net	(3)	—

	(462)	(295)

Loss before income taxes	(160)	(46)

Income tax expense	(28)	(35)

Net loss	$(188)	$(81)

LOSS PER COMMON SHARE, BASIC AND DILUTED:	$(1.68)	$(0.73)

Weighted average common shares outstanding, basic and diluted	112,311,539	111,655,617

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(dollars in millions)

Unaudited

	Three Months Ended March 31,
	2016	2015

Net loss	$(188)	$(81)
Net impact of interest rate derivative instruments, net of tax	2	3

Comprehensive loss	$(186)	$(78)

The accompanying notes are an integral part of these condensed consolidated financial statements.

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
  CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in millions)

Unaudited

	Three Months Ended March 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(188)	$(81)
Adjustments to reconcile net loss to net cash flows from operating activities:
Depreciation and amortization	539	514
Noncash interest expense	7	8
Loss on derivative instruments, net	5	6
Deferred income taxes	28	34
Other, net	27	22
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	24	21
Prepaid expenses and other assets	(21)	(26)
Accounts payable, accrued liabilities and other	3	30
Net cash flows from operating activities	424	528

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(429)	(351)
Change in accrued expenses related to capital expenditures	(56)	(76)
Change in restricted cash and cash equivalents	(49)	(1)
Other, net	(2)	(13)
Net cash flows from investing activities	(536)	(441)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of long-term debt	2,139	332
Repayments of long-term debt	(727)	(392)
Payments for debt issuance costs	(17)	—
Purchase of treasury stock	(16)	(16)
Proceeds from exercise of options	5	6
Other, net	1	—
Net cash flows from financing activities	1,385	(70)

NET INCREASE IN CASH AND CASH EQUIVALENTS	1,273	17
CASH AND CASH EQUIVALENTS, beginning of period	5	3
CASH AND CASH EQUIVALENTS, end of period	$1,278	$20

CASH PAID FOR INTEREST, NET	$448	$255

The accompanying notes are an integral part of these condensed consolidated financial statements.

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(dollars in millions, except per share amounts and where indicated)

1.     Organization and Basis of Presentation

Organization

Charter Communications, Inc. (“Charter”) is a holding company whose principal asset is a 100% common equity interest in Charter Communications Holding Company, LLC (“Charter Holdco”).  Charter owns cable systems through its subsidiaries, which are collectively, with Charter, referred to herein as the “Company.”  All significant intercompany accounts and transactions among consolidated entities have been eliminated.

The Company is a cable operator providing services in the United States.  The Company offers to residential and commercial customers traditional cable video programming, Internet services, and voice services, as well as advanced video services such as video on demand, high definition television, and digital video recorder (“DVR”) service.  The Company sells its cable video programming, Internet, voice, and advanced video services primarily on a subscription basis.  The Company also sells local advertising on cable networks and provides fiber connectivity to cellular towers and office buildings.

Basis of Presentation

The accompanying condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and the rules and regulations of the Securities and Exchange Commission (the “SEC”).   Accordingly, certain information and footnote disclosures typically included in Charter’s Annual Report on Form 10-K have been condensed or omitted for this quarterly report.  The accompanying condensed consolidated financial statements are unaudited and are subject to review by regulatory authorities.  However, in the opinion of management, such financial statements include all adjustments, which consist of only normal recurring adjustments, necessary for a fair presentation of the results for the periods presented.  Interim results are not necessarily indicative of results for a full year.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Areas involving significant judgments and estimates include capitalization of labor and overhead costs; depreciation and amortization costs; valuations and impairments of property, plant and equipment, intangibles and goodwill; income taxes; contingencies and programming expense.  Actual results could differ from those estimates.

2.     Mergers and Acquisitions

TWC Transaction

On May 23, 2015, the Company entered into an Agreement and Plan of Mergers (the “Merger Agreement”) with Time Warner Cable Inc. (“TWC”), CCH I, LLC (“New Charter”), a wholly owned subsidiary of the Company; Nina Corporation I, Inc., Nina Company II, LLC, a wholly owned subsidiary of New Charter; and Nina Company III, LLC, a wholly owned subsidiary of New Charter, pursuant to which the parties will engage in a series of transactions that will result in Charter and TWC becoming wholly owned subsidiaries of New Charter (the “TWC Transaction”), on the terms and subject to the conditions set forth in the Merger Agreement.  After giving effect to the TWC Transaction, New Charter will be the new public company parent that will hold the operations of the combined companies.  Upon consummation of the TWC Transaction, each outstanding share of TWC common stock (other than TWC stock held by Liberty Broadband Corporation (“Liberty Broadband”) and Liberty Interactive Corporation (collectively, the “Liberty Parties”)), will be converted into the right to receive $100 in cash and shares of New Charter Class A common stock (“New Charter common stock”) equivalent to 0.5409 shares of Charter Class A common stock.

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(dollars in millions, except per share amounts and where indicated)

Each stockholder of TWC will also have the option to elect to receive for each outstanding share of TWC common stock (other than TWC stock held by the Liberty Parties) $115 in cash and shares of New Charter common stock equivalent to 0.4562 shares of Charter common stock. Upon consummation of the TWC Transaction, each share of TWC common stock held by the Liberty Parties will be converted into New Charter common stock.  The total enterprise value of TWC based on the current estimated value of purchase price consideration is approximately $82 billion, including cash, equity and TWC debt to be assumed. The value of the consideration will fluctuate based on the number of shares outstanding and the market value of Charter’s Class A common stock on the acquisition date, among other factors.  In certain circumstances a termination fee may be payable by Charter upon termination of the TWC Transaction as more fully described in the Merger Agreement.

Bright House Transaction

On March 31, 2015, the Company entered into a definitive Contribution Agreement (the “Contribution Agreement”), which was amended on May 23, 2015 in connection with the execution of the Merger Agreement, with Advance/Newhouse Partnership (“A/N”), A/NPC Holdings LLC, New Charter and Charter Communications Holdings, LLC (“Charter Holdings”), the Company’s wholly owned subsidiary, pursuant to which Charter would become the owner of the membership interests in Bright House Networks, LLC (“Bright House”) and any other assets (other than certain excluded assets and liabilities and non-operating cash) primarily related to Bright House (the “Bright House Transaction”). At closing, Charter Holdings will pay to A/N approximately $2 billion in cash and issue to A/N convertible preferred units of Charter Holdings with a face amount of $2.5 billion which will pay a 6% coupon, and approximately 34.3 million common units of Charter Holdings that are exchangeable into New Charter common stock on a one-for-one basis with a current value of approximately $7 billion.

Liberty Transaction and Debt Financing for the TWC Transaction and Bright House Transaction

Assuming that all TWC stockholders (excluding the Liberty Parties) elect the $100 per share cash option, the cash portion of the consideration for the TWC Transaction is expected to be approximately $28 billion and the cash portion of the Bright House Transaction is approximately $2 billion.  In connection with the TWC Transaction, Charter and Liberty Broadband entered into an investment agreement, pursuant to which Liberty Broadband agreed to invest $4.3 billion in New Charter at the closing of the TWC transactions to partially finance the cash portion of the TWC Transaction consideration. In connection with the Bright House Transaction, Liberty Broadband agreed to purchase at the closing of the Bright House Transaction $700 million of New Charter Class A common stock (or, if the TWC Transaction is not consummated prior to the completion of the Bright House Transaction, Charter Class A common stock).

Charter expects to finance the remaining cash portion of the purchase price of the TWC Transaction and Bright House Transaction with additional indebtedness and cash on the companies’ balance sheets.  In 2015, the Company issued $15.5 billion CCO Safari II, LLC (“CCO Safari II”) senior secured notes, $3.8 billion CCO Safari III, LLC (“CCO Safari III”) senior secured bank loans and $2.5 billion CCOH Safari, LLC (“CCOH Safari”) senior unsecured notes.  Charter has remaining commitments of approximately $2.7 billion from banks to provide incremental senior secured term loan facilities and senior unsecured notes, as well as an incremental $1.7 billion revolving facility. In addition, the bank commitments provide for a $4.3 billion bridge facility if all TWC stockholders (other than the Liberty Parties) elect the $115 per share cash option, in the event Charter is unable to issue senior unsecured notes in advance of the closing of the TWC Transaction.

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(dollars in millions, except per share amounts and where indicated)

3.     Franchises, Goodwill and Other Intangible Assets

As of March 31, 2016 and December 31, 2015, indefinite lived and finite-lived intangible assets are presented in the following table:

	March 31, 2016			December 31, 2015
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount

Indefinite-lived intangible assets:
Franchises	$6,006	$—	$6,006	$6,006	$—	$6,006
Goodwill	1,168	—	1,168	1,168	—	1,168
Trademarks	159	—	159	159	—	159
Other intangible assets	4	—	4	4	—	4

	$7,337	$—	$7,337	$7,337	$—	$7,337

Finite-lived intangible assets:
Customer relationships	$2,616	$1,816	$800	$2,616	$1,760	$856
Other intangible assets	176	86	90	173	82	91
	$2,792	$1,902	$890	$2,789	$1,842	$947

Amortization expense related to customer relationships and other intangible assets for the three months ended March 31, 2016 and 2015 was $60 million and $69 million, respectively.

The Company expects amortization expense on its finite-lived intangible assets will be as follows:

Nine months ended December 31, 2016	$177
2017	204
2018	169
2019	134
2020	96
Thereafter	110

$890

Actual amortization expense in future periods will differ from these estimates as a result of new intangible asset acquisitions or divestitures, changes in useful lives, impairments and other relevant factors.

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(dollars in millions, except per share amounts and where indicated)

4.     Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities consist of the following as of March 31, 2016 and December 31, 2015:

	March 31, 2016	December 31, 2015

Accounts payable – trade	$140	$134
Accrued capital expenditures	240	296
Deferred revenue	100	96
Accrued liabilities:
Interest	443	445
Programming costs	468	451
Franchise related fees	57	65
Compensation	174	186
Other	303	299

	$1,925	$1,972

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(dollars in millions, except per share amounts and where indicated)

5.     Long-Term Debt

Long-term debt consists of the following as of March 31, 2016 and December 31, 2015:

	March 31, 2016		December 31, 2015
	Principal Amount	Accreted Value	Principal Amount	Accreted Value
CCOH Safari, LLC
5.750% senior notes due February 15, 2026	$2,500	$2,499	$2,500	$2,499
CCO Safari II, LLC
3.579% senior notes due July 23, 2020	2,000	1,999	2,000	1,999
4.464% senior notes due July 23, 2022	3,000	2,998	3,000	2,998
4.908% senior notes due July 23, 2025	4,500	4,497	4,500	4,497
6.384% senior notes due October 23, 2035	2,000	1,999	2,000	1,999
6.484% senior notes due October 23, 2045	3,500	3,498	3,500	3,498
6.834% senior notes due October 23, 2055	500	500	500	500
CCO Safari III, LLC
Credit facilities	3,800	3,788	3,800	3,788
CCO Holdings, LLC:
7.000% senior notes due January 15, 2019	600	594	600	594
7.375% senior notes due June 1, 2020	750	744	750	744
5.250% senior notes due March 15, 2021	500	496	500	496
6.500% senior notes due April 30, 2021	1,500	1,488	1,500	1,487
6.625% senior notes due January 31, 2022	750	740	750	740
5.250% senior notes due September 30, 2022	1,250	1,230	1,250	1,229
5.125% senior notes due February 15, 2023	1,000	991	1,000	990
5.125% senior notes due May 1, 2023	1,150	1,141	1,150	1,140
5.750% senior notes due September 1, 2023	500	495	500	495
5.750% senior notes due January 15, 2024	1,000	990	1,000	990
5.875% senior notes due April 1, 2024	1,700	1,683	—	—
5.375% senior notes due May 1, 2025	750	744	750	744
5.875% senior notes due May 1, 2027	800	794	800	794
Charter Communications Operating, LLC:
Credit facilities	3,263	3,216	3,552	3,502
Long-Term Debt	$37,313	$37,124	$35,902	$35,723

The accreted values presented above represent the principal amount of the debt less the original issue discount at the time of sale and deferred financing costs, plus the accretion of both amounts to the balance sheet date.  However, the amount that is currently payable if the debt becomes immediately due is equal to the principal amount of the debt.  The Company has availability under its credit facilities of approximately $1.2 billion as of March 31, 2016 and as such, debt maturing in the next twelve months is classified as long-term.

In February 2016, CCO Holdings, LLC (“CCO Holdings”) and CCO Holdings Capital Corp. closed on transactions in which they issued $1.7 billion aggregate principal amount of 5.875% senior notes due 2024 (the “2024 Notes”). The net proceeds, along with the net proceeds from the issuance of the 2026 Notes (see Note 17), will be used to (i) repurchase CCO Holdings’ 7.000% senior notes due 2019 and 7.375% senior notes due 2020 and pay related fees and expenses and (ii) will be used to

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(dollars in millions, except per share amounts and where indicated)

repurchase or redeem all or a portion of CCO Holdings’ 6.500% senior notes due 2021 and (iii) for general corporate purposes.  Any redemption or repurchase of the 6.500% senior notes due 2021 will not take place until after the Company determines the amount, if any, of the incremental cash proceeds to TWC stockholders if they were to elect $115 per share in cash rather than $100 per share. See Note 2.

The payment obligations under the 2024 Notes are guaranteed on a senior unsecured basis by Charter, which guarantee will be released upon completion of the TWC Transaction.  They are senior debt obligations of CCO Holdings and CCO Holdings Capital Corp. and rank equally with all other current and future unsecured, unsubordinated obligations of CCO Holdings and CCO Holdings Capital Corp. The 2024 Notes are structurally subordinated to all obligations of subsidiaries of CCO Holdings, including the Charter Communications Operating, LLC (“Charter Operating”) credit facilities.

CCO Holdings may redeem some or all of the 2024 Notes at any time at a premium. The optional redemption price declines to 100% of the respective series’ principal amount, plus accrued and unpaid interest, if any, on or after varying dates in 2019 through 2022.

In addition, at any time prior to April 1, 2019, CCO Holdings may redeem up to 40% of the aggregate principal amount of the 2024 Notes at a premium plus accrued and unpaid interest to the redemption date, with the net cash proceeds of one or more equity offerings (as defined in the indenture); provided that certain conditions are met.  In the event of specified change of control events, CCO Holdings must offer to purchase the outstanding CCO Holdings notes from the holders at a purchase price equal to 101% of the total principal amount of the notes, plus any accrued and unpaid interest.

6.     Common Stock

During the three months ended March 31, 2016 and 2015, the Company withheld 94,392 and 76,670 shares, respectively, of its common stock in payment of $16 million and $16 million, respectively, income tax withholding owed by employees upon vesting of restricted shares and restricted stock units.  As of March 31, 2016, the Company also withheld 18,917 shares of common stock representing the exercise costs owed by employees upon exercise of stock options.

In December 2015, Charter’s board of directors approved the retirement of the then currently held treasury stock and those shares were retired as of December 31, 2015.  The Company accounts for treasury stock using the cost method and includes treasury stock as a component of total shareholders’ deficit.

7.     Accounting for Derivative Instruments and Hedging Activities

The Company uses interest rate derivative instruments to manage its interest costs and reduce the Company’s exposure to increases in floating interest rates.  The Company manages its exposure to fluctuations in interest rates by maintaining a mix of fixed and variable rate debt.  Using interest rate derivative instruments, the Company agrees to exchange, at specified intervals through 2017, the difference between fixed and variable interest amounts calculated by reference to agreed-upon notional principal amounts.   The Company does not hold or issue derivative instruments for speculative trading purposes.

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(dollars in millions, except per share amounts and where indicated)

The effect of interest rate derivatives on the Company’s condensed consolidated balance sheets is presented in the table below:

	March 31, 2016	December 31, 2015

Accrued interest	$2	$3
Other long-term liabilities	$14	$10
Accumulated other comprehensive loss	$(11)	$(13)

The Company holds interest rate derivative instruments not designated as hedges which are marked to fair value, with the impact recorded as a gain or loss on derivative instruments, net in the Company’s condensed consolidated statements of operations.  While these interest rate derivative instruments are not designated as cash flow hedges for accounting purposes, management continues to believe such instruments are closely correlated with the respective debt, thus managing associated risk.  These interest rate derivative instruments were de-designated in 2013 and the balance that remains in accumulated other comprehensive loss for these interest rate derivative instruments is being amortized over the respective lives of the contracts and recorded as a loss within loss on derivative instruments, net in the Company’s condensed consolidated statements of operations.  The estimated net amount of existing losses that are reported in accumulated other comprehensive loss as of March 31, 2016 that is expected to be reclassified into earnings within the next twelve months is approximately $7 million.

The effects of interest rate derivative instruments on the Company’s condensed consolidated statements of operations is presented in the table below.

	Three Months Ended March 31,
	2016	2015

Loss on derivative instruments, net:
Change in fair value of interest rate derivative instruments not designated as cash flow hedges	$(3)	$(3)
Loss reclassified from accumulated other comprehensive loss into earnings as a result of cash flow hedge discontinuance	(2)	(3)
	$(5)	$(6)

As of March 31, 2016 and December 31, 2015, the Company had $1.1 billion in notional amounts of interest rate derivative instruments outstanding.  In December 2016, $250 million of currently effective swaps expire and therefore the notional amount of currently effective interest rate swaps will decrease.  The notional amounts of interest rate instruments do not represent amounts exchanged by the parties and, thus, are not a measure of exposure to credit loss.  The amounts exchanged were determined by reference to the notional amount and the other terms of the contracts.

8.     Fair Value Measurements

The accounting guidance establishes a three-level hierarchy for disclosure of fair value measurements, based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date, as follows:

•                  Level 1 – inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•                  Level 2 – inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(dollars in millions, except per share amounts and where indicated)

•                  Level 3 – inputs to the valuation methodology are unobservable and significant to the fair value measurement.

Financial Assets and Liabilities

The Company has estimated the fair value of its financial instruments as of March 31, 2016 and December 31, 2015 using available market information or other appropriate valuation methodologies.  Considerable judgment, however, is required in interpreting market data to develop the estimates of fair value.  Accordingly, the estimates presented in the accompanying condensed consolidated financial statements are not necessarily indicative of the amounts the Company would realize in a current market exchange.

The carrying amounts of cash and cash equivalents, receivables, payables and other current assets and liabilities approximate fair value because of the short maturity of those instruments.

The Company’s restricted cash and cash equivalents are primarily invested in money market funds and 90-day or less commercial paper.  The money market funds are valued at the closing price reported by the fund sponsor from an actively traded exchange and commercial paper is valued at cost plus the accretion of the discount on a yield to maturity basis, which approximates fair value.  The money market funds and commercial paper potentially subject us to concentration of credit risk.  The amount invested within any one financial instrument did not exceed $1.5 billion during each of the three months ended March 31, 2016 and year ended December 31, 2015.  As of March 31, 2016 and December 31, 2015, there were no significant concentrations of financial instruments in a single investee, industry or geographic location.  The Company received approximately $22 million of cash interest from these financial instruments during the three months ended March 31, 2016.

The interest rate derivative instruments are valued using a present value calculation based on an implied forward LIBOR curve (adjusted for Charter Operating’s or counterparties’ credit risk). The weighted average pay rate for the Company’s currently effective interest rate derivative instruments was 1.61% at March 31, 2016 and December 31, 2015 (exclusive of applicable spreads).

The Company’s financial instruments that are accounted for at fair value on a recurring basis are presented in the table below.

	March 31, 2016			December 31, 2015
	Level 1	Level 2	Level 3	Level 1	Level 2	Level 3

Assets
Money market funds	$15,829	$—	$—	$14,330	$—	$—
Commercial paper	$—	$6,484	$—	$—	$7,934	$—

Liabilities
Interest rate derivatives	$—	$16	$—	$—	$13	$—

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(dollars in millions, except per share amounts and where indicated)

A summary of the carrying value and fair value of the Company’s debt at March 31, 2016 and December 31, 2015 is as follows:

	March 31, 2016		December 31, 2015
	Carrying Value	Fair Value	Carrying Value	Fair Value
Debt
Senior notes	$30,120	$31,678	$28,433	$28,744
Credit facilities	$7,004	$7,037	$7,290	$7,274

The estimated fair value of the Company’s senior notes at March 31, 2016 and December 31, 2015 is based on quoted market prices in active markets and is classified within Level 1 of the valuation hierarchy, while the estimated fair value of the Company’s credit facilities is based on quoted market prices in inactive markets and is classified within Level 2.

Nonfinancial Assets and Liabilities

The Company’s nonfinancial assets such as franchises, property, plant, and equipment, and other intangible assets are not measured at fair value on a recurring basis; however they are subject to fair value adjustments in certain circumstances, such as when there is evidence that an impairment may exist.  No impairments were recorded during the three months ended March 31, 2016 and 2015.

9.     Operating Costs and Expenses

Operating costs and expenses, exclusive of items shown separately in the condensed consolidated statements of operations, consist of the following for the periods presented:

	Three Months Ended March 31,
	2016	2015
Programming	$703	$666
Franchise, regulatory and connectivity	112	107
Costs to service customers	421	423
Marketing	162	151
Transition costs	21	21
Other	252	213

	$1,671	$1,581

Programming costs consist primarily of costs paid to programmers for basic, premium, digital, video on demand, and pay-per-view programming. Franchise, regulatory and connectivity costs represent payments to franchise and regulatory authorities and costs directly related to providing video, Internet and voice services. Costs to service customers include costs related to field operations, network operations and customer care for the Company’s residential and small and medium business customers including internal and third party labor for installations, service and repairs, maintenance, billing and collection, occupancy and vehicle costs. Marketing costs represents the costs of marketing to our current and potential commercial and residential customers including labor costs. Transition costs represent incremental costs incurred to increase the scale of the Company’s business as a result of the TWC Transaction and Bright House Transaction.  See Note 2 for additional information.  Other includes bad debt expense, corporate overhead, advertising sales expenses, costs associated with the Company’s enterprise business customers, property tax and insurance and stock compensation expense, among others.

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(dollars in millions, except per share amounts and where indicated)

10.  Other Operating Expenses, Net

Other operating expenses, net consist of the following for the periods presented:

	Three Months Ended March 31,
	2016	2015

Merger and acquisition costs	$14	$13
Special charges, net	4	2
Loss on sale of assets, net	$—	$3

	$18	$18

Merger and acquisition costs

Merger and acquisition costs represents costs incurred in connection with merger and acquisition transactions, such as advisory, legal and accounting fees, among others.

Special charges, net

Special charges, net, primarily includes severance charges and net amounts of litigation settlements.

Loss on sale of assets, net

Loss on sale of assets, net, represents the net loss recognized on the sales and disposals of fixed assets and cable systems.

11.  Income Taxes

For the three months ended March 31, 2016 and 2015, the Company recorded $28 million and $35 million of income tax expense, respectively.  Income tax expense is generally recognized primarily through increases in deferred tax liabilities related to Charter’s franchises which are characterized as indefinite-lived for book financial reporting purposes, as well as to a lesser extent through current federal and state income tax expense.

In determining the Company’s tax provision for financial reporting purposes, the Company establishes a reserve for uncertain tax positions unless such positions are determined to be “more likely than not” of being sustained upon examination, based on their technical merits. There is considerable judgment involved in making such a determination.  The Company has recorded unrecognized tax benefits totaling approximately $5 million as of March 31, 2016 and December 31, 2015, presented net of deferred taxes.

No tax years for Charter or Charter Holdco, for income tax purposes, are currently under examination by the IRS.  Tax years ending 2012 through 2015 remain subject to examination and assessment.  Years prior to 2012 remain open solely for purposes of examination of Charter’s loss and credit carryforwards.

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(dollars in millions, except per share amounts and where indicated)

12.     Related Party Transactions

Equity Investments

On May 1, 2015, the Company acquired a 35% equity interest in ActiveVideo Networks (“AVN”) for $55 million in cash representing the initial investment, a capital call and associated transaction fees.  AVN is the developer of CloudTV, a cloud-based software platform enabling service providers, content aggregators, and consumer electronic manufacturers to deploy new services by virtualizing consumer premise equipment functions in the cloud.  AVN’s software platform is one of the key technologies enabling the development and deployment of the Company’s cloud-based user interface, Spectrum Guide®.  The Company applies the equity method of accounting to this investment which is recorded in other noncurrent assets in the condensed consolidated balance sheet as of March 31, 2016 and December 31, 2015.  For the three months ended March 31, 2016, the Company recorded equity losses for AVN and other investments of $3 million in other expense, net.  The Company has agreements with AVN and other equity investments pursuant to which the Company made related party transaction payments to investees totaling approximately $4 million during the three months ended March 31, 2016.

Liberty Broadband

On May 23, 2015, in connection with the execution of the Merger Agreement and the amendment of the Contribution Agreement, Charter entered into the Amended and Restated Stockholders Agreement with Liberty Broadband, A/N and New Charter (the “Stockholders Agreement”). The Stockholders Agreement will replace Charter’s existing stockholders agreement with Liberty Broadband, dated September 29, 2014, and supersede the amended and restated stockholders agreement among Charter, New Charter, Liberty Broadband and A/N, dated March 31, 2015.  Charter’s existing stockholders agreement with Liberty Broadband (as amended by an investment agreement between Liberty Broadband, Charter and New Charter, dated as of May 23, 2015) will remain in effect until the closing of the TWC Transaction or the Bright House Transaction, whichever occurs earlier, and, in the event the Stockholders Agreement is terminated, will revive and continue in full force and effect.  Certain provisions of the Stockholders Agreement became effective upon its execution. See Note 2 for additional information.

Under the terms of the Stockholders Agreement, the number of New Charter directors will be fixed at 13, and will include New Charter’s chief executive officer. Upon the closing of the Bright House Transaction, two designees selected by A/N and three designees selected by Liberty Broadband will become members of the board of directors of New Charter. The remaining eight directors (other than the chief executive officer, who is expected to become chairman of the board) will be independent directors selected by the nominating committee of the New Charter board by the approval of both a majority of the nominating committee and a majority of the directors that were not appointed by either A/N or Liberty Broadband. Thereafter, Liberty Broadband will be entitled to designate three nominees to be elected as directors and A/N will be entitled to designate two nominees to be elected as directors, in each case provided that each maintains certain specified voting or equity ownership thresholds, provided that each nominee must meet any applicable requirements or qualifications. Each of A/N and Liberty Broadband will be entitled to nominate at least one director to each of the committees of the Charter board of directors, subject to applicable stock exchange listing rules and certain specified voting or equity ownership thresholds for each of A/N and Liberty Broadband, and provided that the nominating and compensation committees will have at least a majority of directors independent from A/N, Liberty Broadband and New Charter (referred to as the “unaffiliated directors”). The nominating committee will be comprised of three unaffiliated directors, and one designee of each of A/N and Liberty Broadband. A/N and Liberty Broadband also will have certain other committee designation and other governance rights.  Mr. Thomas Rutledge, the Company’s Chief Executive Officer (“CEO”), will be offered the positions of CEO and chairman of New Charter.

The Company is aware that Dr. John Malone may be deemed to have a 36.8% voting interest in Liberty Interactive Corp. (“Liberty Interactive”) and is Chairman of the board of directors, an executive officer position, of Liberty Interactive.  Liberty Interactive owns 38.0% of the common stock of HSN, Inc. (“HSN”) and has the right to elect 20% of the board members of

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(dollars in millions, except per share amounts and where indicated)

HSN.  Liberty Interactive wholly owns QVC, Inc (“QVC”).  The Company has programming relationships with HSN and QVC which pre-date the transaction with Liberty Media.  For the each of three months ended March 31, 2016 and 2015, the Company recorded payments in aggregate of approximately $4 million and $3 million, respectively, from HSN and QVC as part of channel carriage fees and revenue sharing arrangements for home shopping sales made to customers in the Company’s footprint.

Dr. Malone also serves on the board of directors of Discovery Communications, Inc., (“Discovery”) and the Company is aware that Dr. Malone owns 4.9% in the aggregate of the common stock of Discovery and has a 28.6% voting interest in Discovery for the election of directors.  In addition, Dr. Malone owns approximately 10.8% in the aggregate of the common stock of Starz and has 47.2% of the voting power.  Mr. Gregory Maffei, a member of Charter’s board of directors, is a non-executive Chairman of the board of Starz.  The Company purchases programming from both Discovery and Starz pursuant to agreements entered into prior to Dr. Malone and Mr. Maffei joining Charter’s board of directors.  Based on publicly available information, the Company does not believe that either Discovery or Starz would currently be considered related parties.  The amounts paid in aggregate to Discovery and Starz represent less than 3% of total operating costs and expenses for the three months ended March 31, 2016 and 2015.

13.     Contingencies

In 2014, following an announcement by Comcast Corporation (“Comcast”) and TWC of their intent to merge,  Breffni Barrett and others filed suit in the Supreme Court of the State of New York for the County of New York against Comcast, TWC and their respective officers and directors.  Later five similar class actions were consolidated with this matter (the “NY Actions”). The NY Actions were settled in July 2014, however, such settlement was terminated following the termination of the Comcast and TWC merger in April 2015.  In May 2015, Charter and TWC announced their intent to merge.  Subsequently, the parties in the NY Actions filed a Second Consolidated Class Action Complaint (the “Second Amended Complaint”), removing Comcast and Tango Acquisition Sub, Inc. as defendants and naming TWC, the members of the TWC board of directors, Charter and the merger subsidiaries as defendants. The Second Amended Complaint generally alleges, among other things, that the members of the TWC board of directors breached their fiduciary duties to TWC stockholders during the Charter merger negotiations and by entering into the merger agreement and approving the mergers, and that Charter and its subsidiaries aided and abetted such breaches of fiduciary duties. The complaint sought, among other relief, injunctive relief enjoining the stockholder vote on the mergers, unspecified declaratory and equitable relief, compensatory damages in an unspecified amount, and costs and attorneys’ fees.

In September 2015, the parties entered into a memorandum of understanding (“MOU”) to settle the action. Pursuant to the MOU, the defendants issued certain supplemental disclosures relating to the mergers on a Form 8-K, and plaintiffs agreed to release with prejudice all claims that could have been asserted against defendants in connection with the mergers. The settlement is conditioned on, among other things, consummation of the transactions between TWC and Charter, and must be approved by the New York Supreme Court. In the event that the New York Supreme Court does not approve the settlement, the defendants intend to vigorously defend against any further litigation.

In August 2015, a purported stockholder of Charter filed a lawsuit in the Delaware Court of Chancery, on behalf of a putative class of Charter stockholders, challenging the transactions between Charter, TWC, A/N, and Liberty Broadband announced by Charter on May 26, 2015 (collectively, the “Transactions”). The lawsuit names as defendants Liberty Broadband, Charter, the board of directors of Charter, and New Charter. Plaintiff alleged that the Transactions improperly benefit Liberty Broadband at the expense of other Charter shareholders, and that Charter issued a false and misleading proxy statement in connection with the Transactions.  Plaintiff requested, among other things, that the Delaware Court of Chancery enjoin the September 21, 2015 special meeting of Charter stockholders at which Charter stockholders were asked to vote on the Transactions until the defendants disclosed certain information relating to Charter and the Transactions. The disclosures demanded by the plaintiff

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(dollars in millions, except per share amounts and where indicated)

included (i) certain unlevered free cash flow projections for Charter and (ii) a Form of Proxy and Right of First Refusal Agreement (“Proxy”) by and among Liberty Broadband, A/N, Charter and New Charter, which was referenced in the description of the Second Amended and Restated Stockholders Agreement, dated May 23, 2015, among Charter, New Charter, Liberty Broadband and A/N. On September 9, 2015, Charter issued supplemental disclosures containing unlevered free cash flow projections for Charter. In return, the plaintiff agreed its disclosure claims were moot and withdrew its application to enjoin the Charter stockholder vote on the Transactions. Charter has not yet responded to this suit but intends to deny any liability, believes that it has substantial defenses, and intends to vigorously defend this suit.

The Company is a defendant or co-defendant in several lawsuits involving alleged infringement of various patents relating to various aspects of its businesses. Other industry participants are also defendants in certain of these cases. In the event that a court ultimately determines that the Company infringes on any intellectual property rights, the Company may be subject to substantial damages and/or an injunction that could require the Company or its vendors to modify certain products and services the Company offers to its subscribers, as well as negotiate royalty or license agreements with respect to the patents at issue. While the Company believes the lawsuits are without merit and intends to defend the actions vigorously, no assurance can be given that any adverse outcome would not be material to the Company’s consolidated financial condition, results of operations, or liquidity. The Company cannot predict the outcome of any such claims nor can it reasonably estimate a range of possible loss.

The Company is party to lawsuits and claims that arise in the ordinary course of conducting its business, including lawsuits claiming violation of wage and hour laws. The ultimate outcome of these other legal matters pending against the Company cannot be predicted, and although such lawsuits and claims are not expected individually to have a material adverse effect on the Company’s consolidated financial condition, results of operations or liquidity, such lawsuits could have, in the aggregate, a material adverse effect on the Company’s consolidated financial condition, results of operations or liquidity. Whether or not the Company ultimately prevails in any particular lawsuit or claim, litigation can be time consuming and costly and injure the Company’s reputation.

14.     Stock Compensation Plans

Charter’s 2009 Stock Incentive Plan provides for grants of nonqualified stock options, incentive stock options, stock appreciation rights, dividend equivalent rights, performance units and performance shares, share awards, phantom stock, restricted stock units and restricted stock.  Directors, officers and other employees of the Company and its subsidiaries, as well as others performing consulting services for the Company, are eligible for grants under the 2009 Stock Incentive Plan.

The Company granted the following equity awards for the periods presented.

	Three Months Ended March 31,
	2016	2015

Stock options	972,800	1,238,900
Restricted stock	—	—
Restricted stock units	274,700	145,500

Stock options granted prior to 2014 generally vest annually over three or four years from either the grant date or delayed vesting commencement dates.  Stock options generally expire ten years from the grant date.  Restricted stock vests annually over a one to four-year period beginning from the date of grant.  Certain stock options and restricted stock vest based on achievement of stock price hurdles.  Restricted stock units have no voting rights, and restricted stock units granted prior to 2014

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(dollars in millions, except per share amounts and where indicated)

vest ratably over three or four years from either the grant date or delayed vesting commencement dates.  Beginning in 2014, stock options and restricted stock units granted cliff vest over three years.

As of March 31, 2016, total unrecognized compensation remaining to be recognized in future periods totaled $119 million for stock options, $0.3 million for restricted stock and $70 million for restricted stock units and the weighted average period over which they are expected to be recognized is 2 years for stock options, 1 month for restricted stock and 2 years for restricted stock units.

The Company recorded $24 million and $19 million of stock compensation expense for the three months ended March 31, 2016 and 2015, respectively, which is included in operating costs and expenses.

15.     Consolidating Schedules

The accompanying condensed consolidating financial information has been prepared and presented pursuant to SEC Regulation S-X Rule 3-10, Financial Statements of Guarantors and Affiliates Whose Securities Collateralize an Issue Registered or Being Registered. This information is not intended to present the financial position, results of operations and cash flows of the individual companies or groups of companies in accordance with generally accepted accounting principles.

The Safari Escrow Entities column consists of CCOH Safari, CCO Safari II and CCO Safari III.  CCOH Safari, CCO Safari II and CCO Safari III hold the CCOH Safari notes, CCO Safari II notes and the CCO Safari III credit facilities, respectively.

The CCO Holdings notes are obligations of CCO Holdings.  However, the CCO Holdings notes are also jointly, severally, fully and unconditionally guaranteed on an unsecured senior basis by Charter.

The Charter Operating and Restricted Subsidiaries column is presented as a requirement pursuant to the terms of Charter Operating’s Amended and Restated Credit Agreement dated April 11, 2012 (the “Credit Agreement”).  The Unrestricted Subsidiary column consisted of CCO Safari which was a Non-Recourse Subsidiary under the Credit Agreement and that held the CCO Safari Term G Loans which were repaid in April 2015.

Condensed consolidating financial statements as of March 31, 2016 and December 31, 2015 and for the three months ended March 31, 2016 and 2015 follow.

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(dollars in millions, except per share amounts and where indicated)

Charter Communications, Inc. and Subsidiaries

Condensed Consolidating Balance Sheets

As of March 31, 2016

	Charter	Intermediate Holding Companies	Safari Escrow Entities	CCO Holdings	Charter Operating and Restricted Subsidiaries	Eliminations	Charter Consolidated
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$4	$2	$—	$1,211	$61	$—	$1,278
Accounts receivable, net	8	6	—	—	239	—	253
Receivables from related party	68	270	—	6	—	(344)	—
Prepaid expenses and other current assets	—	8	—	—	73	—	81
Total current assets	80	286	—	1,217	373	(344)	1,612

RESTRICTED CASH AND CASH EQUIVALENTS	—	—	22,313	—	—	—	22,313

INVESTMENT IN CABLE PROPERTIES:
Property, plant and equipment, net	—	27	—	—	8,267	—	8,294
Franchises	—	—	—	—	6,006	—	6,006
Customer relationships, net	—	—	—	—	800	—	800
Goodwill	—	—	—	—	1,168	—	1,168
Total investment in cable properties, net	—	27	—	—	16,241	—	16,268

INVESTMENT IN SUBSIDIARIES	1,295	644	—	11,320	—	(13,259)	—
LOANS RECEIVABLE — RELATED PARTY	—	341	—	1,172	804	(2,317)	—
OTHER NONCURRENT ASSETS	—	218	—	—	113	—	331

Total assets	$1,375	$1,516	$22,313	$13,709	$17,531	$(15,920)	$40,524

LIABILITIES AND SHAREHOLDERS’/MEMBERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$4	$194	$274	$172	$1,281	$—	$1,925
Payables to related party	—	—	16	—	328	(344)	—
Total current liabilities	4	194	290	172	1,609	(344)	1,925

LONG-TERM DEBT	—	—	21,778	12,130	3,216	—	37,124
LOANS PAYABLE — RELATED PARTY	—	—	1,008	—	1,309	(2,317)	—
DEFERRED INCOME TAXES	1,590	—	—	—	28	—	1,618
OTHER LONG-TERM LIABILITIES	—	27	—	—	49	—	76
SHAREHOLDERS’/MEMBER’S EQUITY (DEFICIT)	(219)	1,295	(763)	1,407	11,320	(13,259)	(219)

Total liabilities and shareholders’/members’ equity (deficit)	$1,375	$1,516	$22,313	$13,709	$17,531	$(15,920)	$40,524

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(dollars in millions, except per share amounts and where indicated)

Charter Communications, Inc. and Subsidiaries

Condensed Consolidating Balance Sheets

As of December 31, 2015

	Charter	Intermediate Holding Companies	Safari Escrow Entities	CCO Holdings	Charter Operating and Restricted Subsidiaries	Eliminations	Charter Consolidated
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$—	$—	$—	$—	$5	$—	$5
Accounts receivable, net	8	7	—	—	264	—	279
Receivables from related party	51	297	—	14	—	(362)	—
Prepaid expenses and other current assets	—	6	—	—	55	—	61
Total current assets	59	310	—	14	324	(362)	345

RESTRICTED CASH AND CASH EQUIVALENTS	—	—	22,264	—	—	—	22,264

INVESTMENT IN CABLE PROPERTIES:
Property, plant and equipment, net	—	28	—	—	8,317	—	8,345
Franchises	—	—	—	—	6,006	—	6,006
Customer relationships, net	—	—	—	—	856	—	856
Goodwill	—	—	—	—	1,168	—	1,168
Total investment in cable properties, net	—	28	—	—	16,347	—	16,375

INVESTMENT IN SUBSIDIARIES	1,468	816	—	11,303	—	(13,587)	—
LOANS RECEIVABLE — RELATED PARTY	—	333	—	613	563	(1,509)	—
OTHER NONCURRENT ASSETS	—	216	—	—	116	—	332

Total assets	$1,527	$1,703	$22,264	$11,930	$17,350	$(15,458)	$39,316

LIABILITIES AND SHAREHOLDERS’/MEMBERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$11	$203	$282	$165	$1,311	$—	$1,972
Payables to related party	—	—	17	—	345	(362)	—
Total current liabilities	11	203	299	165	1,656	(362)	1,972

LONG-TERM DEBT	—	—	21,778	10,443	3,502	—	35,723
LOANS PAYABLE — RELATED PARTY	—	—	693	—	816	(1,509)	—
DEFERRED INCOME TAXES	1,562	—	—	—	28	—	1,590
OTHER LONG-TERM LIABILITIES	—	32	—	—	45	—	77
SHAREHOLDERS’/MEMBER’S EQUITY (DEFICIT)	(46)	1,468	(506)	1,322	11,303	(13,587)	(46)

Total liabilities and shareholders’/members’ equity (deficit)	$1,527	$1,703	$22,264	$11,930	$17,350	$(15,458)	$39,316

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(dollars in millions, except per share amounts and where indicated)

Charter Communications, Inc. and Subsidiaries

Condensed Consolidating Statements of Operations

For the three months ended March 31, 2016

	Charter	Intermediate Holding Companies	Safari Escrow Entities	CCO Holdings	Charter Operating and Restricted Subsidiaries	Eliminations	Charter Consolidated

REVENUES	$7	$96	$—	$—	$2,530	$(103)	$2,530

COSTS AND EXPENSES:
Operating costs and expenses (exclusive of items shown separately below)	7	96	—	—	1,671	(103)	1,671
Depreciation and amortization	—	—	—	—	539	—	539
Other operating expenses, net	—	—	—	—	18	—	18

	7	96	—	—	2,228	(103)	2,228

Income from operations	—	—	—	—	302	—	302

OTHER INCOME (EXPENSES):
Interest expense, net	—	3	(257)	(165)	(35)	—	(454)
Loss on derivative instruments, net	—	—	—	—	(5)	—	(5)
Other expense, net	—	(3)	—	—	—	—	(3)
Equity in income (loss) of subsidiaries	(160)	(160)	—	262	—	58	—

	(160)	(160)	(257)	97	(40)	58	(462)

Income (loss) before income taxes	(160)	(160)	(257)	97	262	58	(160)

INCOME TAX EXPENSE	(28)	—	—	—	—	—	(28)

Net income (loss)	$(188)	$(160)	$(257)	$97	$262	$58	$(188)

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(dollars in millions, except per share amounts and where indicated)

Charter Communications, Inc. and Subsidiaries

Condensed Consolidating Statements of Operations

For the three months ended March 31, 2015

	Charter	Intermediate Holding Companies	Safari Escrow Entities	CCO Holdings	Charter Operating and Restricted Subsidiaries	Unrestricted Subsidiary - CCO Safari	Eliminations	Charter Consolidated

REVENUES	$6	$71	$—	$—	$2,362	$—	$(77)	$2,362

COSTS AND EXPENSES:
Operating costs and expenses (exclusive of items shown separately below)	6	71	—	—	1,581	—	(77)	1,581
Depreciation and amortization	—	—	—	—	514	—	—	514
Other operating expenses, net	—	—	—	—	18	—	—	18

	6	71	—	—	2,113	—	(77)	2,113

Income from operations	—	—	—	—	249	—	—	249

OTHER INCOME (EXPENSES):
Interest expense, net	—	2	(49)	(166)	(40)	(36)	—	(289)
Loss on derivative instruments, net	—	—	—	—	(6)	—	—	(6)
Equity in income (loss) of subsidiaries	(47)	(59)	—	156	(36)	—	(14)	—

	(47)	(57)	(49)	(10)	(82)	(36)	(14)	(295)

Income (loss) before income taxes	(47)	(57)	(49)	(10)	167	(36)	(14)	(46)

INCOME TAX EXPENSE	(34)	—	—	—	(1)	—	—	(35)

Consolidated net income (loss)	(81)	(57)	(49)	(10)	166	(36)	(14)	(81)

Less: Noncontrolling interest	—	10	—	—	(10)	—	—	—

Net income (loss)	$(81)	$(47)	$(49)	$(10)	$156	$(36)	$(14)	$(81)

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(dollars in millions, except per share amounts and where indicated)

Charter Communications, Inc. and Subsidiaries

Condensed Consolidating Statements of Comprehensive Income (Loss)

For the three months ended March 31, 2016

	Charter	Intermediate Holding Companies	Safari Escrow Entities	CCO Holdings	Charter Operating and Restricted Subsidiaries	Eliminations	Charter Consolidated

Net income (loss)	$(188)	$(160)	$(257)	$97	$262	$58	$(188)
Net impact of interest rate derivative instruments, net of tax	2	2	2	2	2	(8)	2

Comprehensive income (loss)	$(186)	$(158)	$(255)	$99	$264	$50	$(186)

Charter Communications, Inc. and Subsidiaries

Condensed Consolidating Statements of Comprehensive Income (Loss)

For the three months ended March 31, 2015

	Charter	Intermediate Holding Companies	Safari Escrow Entities	CCO Holdings	Charter Operating and Restricted Subsidiaries	Unrestricted Subsidiary - CCO Safari	Eliminations	Charter Consolidated

Consolidated net income (loss)	$(81)	$(57)	$(49)	$(10)	$166	$(36)	$(14)	$(81)
Net impact of interest rate derivative instruments, net of tax	3	3	3	3	3	—	(12)	3

Comprehensive income (loss)	$(78)	$(54)	$(46)	$(7)	$169	$(36)	$(26)	$(78)

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(dollars in millions, except per share amounts and where indicated)

Charter Communications, Inc. and Subsidiaries

Condensed Consolidating Statements of Cash Flows

For the three months ended March 31, 2016

	Charter	Intermediate Holding Companies	Safari Escrow Entities	CCO Holdings	Charter Operating and Restricted Subsidiaries	Eliminations	Charter Consolidated

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(188)	$(160)	$(257)	$97	$262	$58	$(188)
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
Depreciation and amortization	—	—	—	—	539	—	539
Noncash interest expense	—	—	—	4	3	—	7
Loss on derivative instruments, net	—	—	—	—	5	—	5
Deferred income taxes	28	—	—	—	—	—	28
Equity in (income) loss of subsidiaries	160	160	—	(262)	—	(58)	—
Other, net	—	3	—	—	24	—	27
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	—	(2)	—	—	26	—	24
Prepaid expenses and other assets	—	(3)	—	—	(18)	—	(21)
Accounts payable, accrued liabilities and other	(6)	(17)	(8)	9	25	—	3
Receivables from and payables to related party	7	20	6	(6)	(27)	—	—

Net cash flows from operating activities	1	1	(259)	(158)	839	—	424

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	—	—	—	—	(429)	—	(429)
Change in accrued expenses related to capital expenditures	—	—	—	—	(56)	—	(56)
Distributions from subsidiaries	14	84	—	246	—	(344)	—
Change in restricted cash and cash equivalents	—	—	(49)	—	—	—	(49)
Other, net	—	—	—	—	(2)	—	(2)

Net cash flows from investing activities	14	84	(49)	246	(487)	(344)	(536)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of long-term debt	—	—	—	1,700	439	—	2,139
Repayments of long-term debt	—	—	—	—	(727)	—	(727)
Borrowings (repayments) loans payable - related parties	—	—	308	(546)	238	—	—
Payments for debt issuance costs	—	—	—	(17)	—	—	(17)
Purchase of treasury stock	(16)	—	—	—	—	—	(16)
Proceeds from exercise of options	5	—	—	—	—	—	5
Distributions to parent	—	(84)	—	(14)	(246)	344	—
Other, net	—	1	—	—	—	—	1

Net cash flows from financing activities	(11)	(83)	308	1,123	(296)	344	1,385

NET INCREASE IN CASH AND CASH EQUIVALENTS	4	2	—	1,211	56	—	1,273
CASH AND CASH EQUIVALENTS, beginning of period	—	—	—	—	5	—	5

CASH AND CASH EQUIVALENTS, end of period	$4	$2	$—	$1,211	$61	$—	$1,278

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(dollars in millions, except per share amounts and where indicated)

Charter Communications, Inc. and Subsidiaries

Condensed Consolidating Statements of Cash Flows

For the three months ended March 31, 2015

	Charter	Intermediate Holding Companies	Safari Escrow Entities	CCO Holdings	Charter Operating and Restricted Subsidiaries	Unrestricted Subsidiary - CCO Safari	Eliminations	Charter Consolidated

CASH FLOWS FROM OPERATING ACTIVITIES:
Consolidated net income (loss)	$(81)	$(57)	$(49)	$(10)	$166	$(36)	$(14)	$(81)
Adjustments to reconcile consolidated net income (loss) to net cash flows from operating activities:
Depreciation and amortization	—	—	—	—	514	—	—	514
Noncash interest expense	—	—	—	4	4	—	—	8
Loss on derivative instruments, net	—	—	—	—	6	—	—	6
Deferred income taxes	34	—	—	—	—	—	—	34
Equity in (income) loss of subsidiaries	47	59	—	(156)	36	—	14	—
Other, net	—	1	—	—	21	—	—	22
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(6)	(1)	—	—	28	—	—	21
Prepaid expenses and other assets	—	—	—	—	(26)	—	—	(26)
Accounts payable, accrued liabilities and other	(8)	5	48	(23)	8	—	—	30
Receivables from and payables to related party	14	(8)	—	(3)	(3)	—	—	—

Net cash flows from operating activities	—	(1)	(1)	(188)	754	(36)	—	528

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	—	—	—	—	(351)	—	—	(351)
Change in accrued expenses related to capital expenditures	—	—	—	—	(76)	—	—	(76)
Contribution to subsidiary	(2)	—	—	—	(36)	—	38	—
Distributions from subsidiaries	12	72	—	202	—	—	(286)	—
Change in restricted cash and cash equivalents	—	—	(1)	—	—	—	—	(1)
Other, net	—	—	—	—	(13)	—	—	(13)

Net cash flows from investing activities	10	72	(1)	202	(476)	—	(248)	(441)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of long-term debt	—	—	—	—	332	—	—	332
Repayments of long-term debt	—	—	—	—	(392)	—	—	(392)
Borrowings (payments) loans payable - related parties	—	—	2	(2)	—	—	—	—
Purchase of treasury stock	(16)	—	—	—	—	—	—	(16)
Proceeds from exercise of options	6	—	—	—	—	—	—	6
Contributions from parent	—	2	—	—	—	36	(38)	—
Distributions to parent	—	(72)	—	(12)	(202)	—	286	—

Net cash flows from financing activities	(10)	(70)	2	(14)	(262)	36	248	(70)

NET INCREASE IN CASH AND CASH EQUIVALENTS	—	1	—	—	16	—	—	17
CASH AND CASH EQUIVALENTS, beginning of period	3	—	—	—	—	—	—	3

CASH AND CASH EQUIVALENTS, end of period	$3	$1	$—	$—	$16	$—	$—	$20

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(dollars in millions, except per share amounts and where indicated)

16.     Recently Issued Accounting Standards

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”), which is a comprehensive revenue recognition standard that will supersede nearly all existing revenue recognition guidance under U.S. GAAP.  The new standard provides a single principles-based, five-step model to be applied to all contracts with customers, which steps are to (1) identify the contract(s) with the customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract and (5) recognize revenue when each performance obligation is satisfied. More specifically, revenue will be recognized when promised goods or services are transferred to the customer in an amount that reflects the consideration expected in exchange for those goods or services.  ASU 2014-09 will be effective, reflecting the one-year deferral, for interim and annual periods beginning after December 15, 2017 (January 1, 2018 for the Company).  Early adoption of the standard is permitted but not before the original effective date. Companies can transition to the standard either retrospectively or as a cumulative-effect adjustment as of the date of adoption. The Company is currently in the process of evaluating the impact that the adoption of ASU 2014-09 will have on its consolidated financial statements and the selected method of transition to the new standard.

In April 2015, the FASB issued ASU No. 2015-05, Customer’s Accounting for Fees Paid in a Cloud Computing Arrangement (“ASU 2015-05”), which provides guidance in determining whether fees for purchasing cloud computing services (or hosted software solutions) are considered internal-use software or should be considered a service contract.  The cloud computing agreement that includes a software license should be accounted for in the same manner as internal-use software if customer has contractual right to take possession of the software during the hosting period without significant penalty and it is feasible to either run the software on customer’s hardware or contract with another vendor to host the software. Arrangements that don’t meet the requirements for internal-use software should be accounted for as a service contract. ASU 2015-05 was effective for interim and annual periods beginning after December 15, 2015 (January 1, 2016 for the Company).  The adoption of ASU 2015-05 did not have a material impact on the Company’s financial statements.

In February 2016, the FASB issued ASU No. 2016-02, Leases (“ASU 2016-02”), which requires lessees to recognize almost all leases on their balance sheet as a right-of-use asset and a lease liability.  Lessees are allowed to account for short-term leases (i.e., leases with a term of 12 months or less) off-balance sheet, consistent with current operating lease accounting.  For income statement purposes, the FASB retained a dual model, requiring leases to be classified as either operating or finance. Classification will be based on criteria that are largely similar to those applied in current lease accounting, but without explicit bright lines.  ASU 2016-02 will be effective for interim and annual periods beginning after December 15, 2018 (January 1, 2019 for the Company).  Early adoption is permitted.  The new standard requires a modified retrospective transition through a cumulative-effect adjustment as of the beginning of the earliest period presented in the financial statements.  The Company is currently in the process of evaluating the impact that the adoption of ASU 2016-02 will have on its consolidated financial statements.

In March 2016, the FASB issued ASU No. 2016-09, Improvements to Employee Share-Based Payment Accounting (“ASU 2016-09”), which includes multiple provisions intended to simplify various aspects of the accounting for share-based payments. The new standard (1) requires all excess tax benefits and deficiencies to be recognized as income tax expense or benefit in the income statement in the period in which they occur regardless of whether the benefit reduces taxes payable in the current period, (2) requires classification of excess tax benefits cash flows as an operating activity, (3) allows an entity to make an entity-wide accounting policy election to either estimate the number of awards that are expected to vest or account for forfeitures when they occur and (4) causes the threshold under which employee share-based awards partially settled in cash can qualify for equity classification to increase to the maximum statutory tax rates in the applicable jurisdiction. ASU 2016-09 will be effective for interim and annual periods after December 15, 2016 (January 1, 2017 for the Company). Early adoption of the standard is permitted but requires adoption of all provisions included in the amendment in the same period. The new standard

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(dollars in millions, except per share amounts and where indicated)

generally requires a modified retrospective transition through a cumulative-effect adjustment as of the beginning of the period of adoption, with certain provisions requiring either a prospective or retrospective transition. The Company is currently in the process of evaluating the impact that the adoption of ASU 2016-09 will have on its consolidated financial statements.

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(dollars in millions, except per share amounts and where indicated)

17.     Subsequent Events

In April 2016, CCO Holdings and CCO Holdings Capital Corp. closed on transactions in which they issued $1.5 billion aggregate principal amount of 5.50% senior notes due 2026 (the “2026 Notes”) at a price of 100.075% of the aggregate principal amount. The net proceeds, along with the net proceeds from the issuance of the 2024 Notes (see Note 5), will be used to (i) redeem CCO Holdings’ 7.000% senior notes due 2019 and 7.375% senior notes due 2020 and pay related fees and expenses and (ii) to repurchase or redeem all or a portion of CCO Holdings’ 6.500% senior notes due 2021 and (iii) for general corporate purposes.  Any redemption or repurchase of the 6.500% senior notes due 2021 would not take place until after the Company determines the amount, if any, of the incremental cash proceeds to TWC stockholders if they were to elect $115 per share in cash rather than $100 per share. See Note 2.